EXHIBIT 10.2

PENNYMAC MORTGAGE INVESTMENT TRUST

2019 EQUITY INCENTIVE PLAN

RESTRICTED SHARE UNIT

AWARD AGREEMENT

THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (the “Agreement”), effective as of February 23, 2026 (the “Grant Date”), is made by and between PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Trust”), and _______________ (the “Grantee”).

WHEREAS, the Trust has adopted the PennyMac Mortgage Investment Trust 2019 Equity Incentive Plan (the “Plan”), pursuant to which the Trust may grant awards representing the right to receive Shares or cash after the lapse of such forfeiture restrictions as may be determined by the Board (such rights hereinafter referred to as “Restricted Share Units”);

WHEREAS, the Grantee is providing bona fide services to the Trust on the date of this Agreement;

WHEREAS, the Trust desires to grant to the Grantee the number of Restricted Share Units provided for herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Grant of Restricted Share Unit Award

(a)
Grant of Restricted Share Units. The Trust hereby grants to the Grantee _______ Restricted Share Units on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Trust shall establish a book account in the Grantee’s name with respect to the Restricted Share Units granted hereby.

(b)
Incorporation of Plan. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decisions shall be binding and conclusive upon the Grantee and the Grantee’s legal representative in respect of any questions arising under the Plan or this Agreement.

Section 2. Terms and Conditions of Award

The grant of Restricted Share Units provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a)
Restrictions. The Restricted Share Units (including, without limitation, the corresponding Distribution Equivalents) may not be sold, assigned, transferred, pledged,

hypothecated or otherwise disposed of, except by will or the laws of descent and distribution prior to the lapse of restrictions set forth in this Agreement applicable thereto, as set forth in Section 2(b). The Board may in its discretion, cancel all or any portion of any outstanding restrictions prior to the expiration of the periods provided under Section 2(b). The period from the date of grant of a Restricted Share Unit to the date it becomes vested and payable shall be referred to herein as the “Restricted Period.”

(b)
Lapse of Restrictions. Except as may otherwise be provided herein, the restrictions on transfer set forth in Section 2(a) shall lapse with respect to one hundred percent (100%) of the Restricted Share Units granted hereunder on the first anniversary of the Grant Date, so long as the Grantee is providing services to the Trust as of such date.

(c)
Form of Payment. Each Restricted Share Unit granted hereunder shall represent the right to receive one Share upon the date on which the restrictions applicable to such Restricted Share Unit lapse. The Trust shall issue the Shares to the Grantee within 70 days after the applicable vesting date or vesting event of the underlying Restricted Share Units.

(d)
Distribution Equivalents. If cash distributions and/or special distributions are declared by the Board on the Shares on or after the Grant Date and prior to the settlement of the Restricted Share Unit, cash distribution equivalents (the “Distribution Equivalents”) shall accrue on the Shares underlying the Restricted Share Units. The Distribution Equivalents shall be subject to vesting and forfeiture on the same terms and conditions as the underlying Restricted Share Units. The Distribution Equivalents will be in an amount of cash per the Restricted Share Unit equal to the cash distribution paid with respect to a Share and shall accrue to the Grantee on the record date of the applicable distribution. The Distribution Equivalents accrued prior to the settlement date of each vested Restricted Share Unit will be paid to the Grantee as soon as administratively feasible after the expiration of the Restricted Period (but in no event later than 70 days following the applicable vesting date or vesting event). The Distribution Equivalents accrued on the Shares underlying the Restricted Share Unit that do not vest and are forfeited shall be automatically forfeited without notice for no consideration on the date such Restricted Share Unit is forfeited.

(e)
Delivery of Shares. Unvested Restricted Share Units shall be reflected in a bookkeeping entry form maintained by the Trust. In the event that the Shares are to be issued upon lapse of any restrictions relating to the Restricted Share Units, the Trust shall cause to be issued and distributed in book-entry form, Shares in payment of such Restricted Share Units.

(f)
Termination of Service. In the event that the Grantee’s service to the Trust is terminated pursuant to a Removal for Cause, all Restricted Share Units subject to this Award Agreement shall be immediately forfeited as of the effective date of such termination of service. Upon termination of the Grantee’s service to the Trust for any reason other than pursuant to a Removal for Cause, any Restricted Share Units granted hereunder which have not become free of transfer restrictions shall as of the effective date of such termination of service become fully vested and free of such restrictions (including all Distribution Equivalents with respect thereto) and shall be settled within 70 days following such Termination of Service. Restricted Share Units (including all Distribution Equivalents with respect thereto) forfeited pursuant to this Agreement shall be transferred to, and reacquired by, the Trust without payment of any consideration by the Trust, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such Restricted Share Units or any corresponding Distribution Equivalents.

Section 3. Miscellaneous

(a)
Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed in the case of the Trust to the Secretary of the Trust at the principal office of the Trust and, in the case of the Grantee, to the Grantee’s address appearing on the books of the Trust or to the Grantee’s residence or to such other address as may be designated in writing by the Grantee.

(b)
No Right to Continued Service. Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the service of the Trust or any subsidiary or Affiliate of the Trust or shall interfere with or restrict in any way the right of the Trust, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, whether or not a Removal for Cause.

(c)
Bound by Plan. By signing this Agreement, the Grantee acknowledges receipt of a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(d)
Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Trust, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(e)
Invalid Provision. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(f)
Modifications. No change, modification or waiver of any provision of this Agreement that is materially adverse to the Grantee shall be valid unless the same be in writing and signed by the parties hereto.

(g)
Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(h)
Adjustments. If any change is made to the outstanding Shares, if required, the Restricted Share Units shall be adjusted in any manner as contemplated by Section 5 of the Plan.

(i)
Governing Law. This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Maryland without giving effect to the conflict of laws principles thereof.

(j)
Section 409A. The provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code (“Section 409A”). If the Trust determines that any amounts payable hereunder may be taxable to the Grantee under Section 409A, the Trust may (i) adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Trust determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Agreement and/or (ii) take such other actions as the Trust determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A; provided, that neither the Trust nor any of its Affiliates nor any other person or entity shall have any liability to the Grantee with respect to the tax imposed by Section 409A of the Code.

(k)
Tax Consequences. The Trust makes no representation or warranty as to the tax treatment to the Grantee of receipt of these Restricted Share Units or the corresponding Distribution Equivalents or any payments received by the Grantee in settlement of the Restricted Share Units or corresponding Distribution Equivalents, and does not warrant to the Grantee that all compensation paid or delivered to him or her for his or her services will be exempt from, or paid in compliance with, Section 409A or any other adverse tax treatment under U.S. or foreign law. The Grantee should rely on his or her own tax advisors for all such advice.

(l)
Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part of this Agreement.

(m)
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Recipient and the Trust have entered into this Agreement as of the Grant Date.

PENNYMAC MORTGAGE INVESTMENT TRUST